Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 20, 2006 relating to the consolidated financial statements and financial statement schedule of St. Francis Medical Technologies, Inc., which appears in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
November 21, 2006